SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2012

Public Service Company of Colorado
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1800 Larimer Street, Suite 1100, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 27, 2012, Public Service Company of Colorado (“PSCo”) entered into an amended and restated credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., and Barclays Bank Plc, as Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent, and the several lenders party thereto.  PSCo’s new $700 million credit facility (“New Facility”) amends and restates its prior $700 million facility scheduled to expire in March 2015.

The New Facility is unsecured, has a five-year term, contains maturity extension provisions (for two additional one-year periods) and, under certain circumstances, may be increased by up to $100 million.  The New Facility permits borrowings at interest rates equal to the Eurodollar rate, plus a margin of 87.5 basis points to 175 basis points, or an alternate base rate.  The New Facility also provides for a commitment fee that ranges from 7.5 basis points to 27.5 basis points on the unused portion of the line.  Interest rates and commitment fees are based on PSCo’s then-current senior unsecured credit ratings.  Advances under the New Facility are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default.  Advances under the New Facility will be used for general corporate purposes, including the repayment of outstanding indebtedness from time to time and as back-up liquidity for letters of credit.

The New Facility has one financial covenant, requiring that PSCo’s debt to total capitalization ratio be less than or equal to 65 percent.  The New Facility also contains covenants that restrict PSCo and certain of its subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The New Facility is subject to acceleration upon the occurrence of an event of default, including cross-default to indebtedness in excess of $75 million in the aggregate, change of control (as defined in the New Facility), nonpayment of monetary judgments of $75 million or more, and the occurrence of certain Employee Retirement Income Security Act of 1974 and bankruptcy events.

A copy of the New Facility is filed as Exhibit 99.01 hereto and is incorporated by reference herein.  The description of the New Facility above is qualified in its entirety by reference to the full text of the New Facility.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.01
Amended and Restated Credit Agreement, dated as of July 27, 2012 among Public Service Company of Colorado, as Borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., and Barclays Bank Plc, as Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent (Incorporated by reference to Exhibit 99.03 to Form 8-K of Xcel Energy, file number 001-03034, dated July 27, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado
(a Colorado Corporation)

By:	/s/ George E. Tyson, II
Name: George E. Tyson, II
Title: Vice President and Treasurer

Date:  August 2, 2012

Exhibit Index

Exhibit	Description

99.01
Amended and Restated Credit Agreement, dated as of July 27, 2012 among Public Service Company of Colorado, as Borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., and Barclays Bank Plc, as Syndication Agents, and Wells Fargo Bank, National Association, as Documentation Agent (Incorporated by reference to Exhibit 99.03 to Form 8-K of Xcel Energy, file number 001-03034, dated July 27, 2012)